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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  February 23, 2001

                        CB RICHARD ELLIS SERVICES, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

DELAWARE                         001-12231                    52-1616016
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(State or Other            (Commission File Number)          (IRS Employer
Jurisdiction of                                            Identification No.)
Incorporation)

     200 North Sepulveda Boulevard, El Segundo, California        90245
     -----------------------------------------------------        -----
          (Address of Principal Executive Offices)              (Zip Code)

                                (310) 563-8600
              --------------------------------------------------
              Registrant's Telephone Number, Including Area Code

                                      NA
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)
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     This Current Report on Form 8-K is filed by CB Richard Ellis Services,
Inc., a Delaware corporation (the "Company"), in connection with the matters described herein.

Item 5.  Other Events

     On February 24, 2001 the Company issued a press release (the "Press Release") announcing that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") to be acquired by BLUM CB Corp., a Delaware corporation ("Acquiror"). Pursuant to the Merger Agreement, to which BLUM CB Holding Corp., a Delaware corporation and the sole stockholder of Acquiror ("Holding"), is also a party, Acquiror will be merged (the "Merger") with and into the Company with the Company as the surviving corporation and a wholly-owned subsidiary of Holding. Holding and Acquiror are affiliates of the following stockholders of the Company, who are referred to collectively as the "Continuing Stockholders":
RCBA Strategic Partners, L.P. ("RCBA"), an affiliate of BLUM Capital Partners and Company director Richard C. Blum; FS Equity Partners III, L.P. and FS Equity Partners II International, L.P., affiliates of Freeman Spogli & Co. and Company director Bradford M. Freeman; The Koll Holding Company, an affiliate of Company director Donald M. Koll; Frederick V. Malek, a director of the Company; Raymond
E. Wirta, a director and Chief Executive Officer of the Company; and W. Brett White, a director and Chairman of the Americas of the Company.

     The Merger Agreement provides that each share of Company common stock, $.01 par value per share ("Common Stock"), held by the stockholders of the Company will be converted into the right to receive $16.00 in cash, other than certain shares of common stock held by the Continuing Stockholders, which will be contributed to Holding immediately prior to the consummation of the Merger.

     In connection with the transactions contemplated by the Merger Agreement, the Continuing Stockholders entered into a Contribution and Voting Agreement (the "Contribution and Voting Agreement"), pursuant to which they have agreed to vote in favor of the Merger Agreement and the transactions contemplated thereby and to contribute certain shares of Common Stock to Holding immediately prior to the consummation of the Merger. Also pursuant to the Contribution and Voting Agreement, RCBA and its affiliates have agreed to commit up to $150 million in equity capital for the Merger. The Continuing Stockholders and their affiliates own approximately 40% of the shares of Common Stock outstanding. Acquiror has also received commitment letters from Credit Suisse First Boston and DLJ Investment Funding for an aggregate of $575 million of debt financing (the "Debt Financing") in connection with the Merger. Also in connection with the Merger Agreement, RCBA and the Company entered into an agreement (the "Guarantee Agreement"), pursuant to which RCBA has guaranteed, subject to the terms of the Guarantee Agreement, certain obligations of Holding and Acquiror under the Merger Agreement.

     The transactions contemplated by the Merger Agreement are subject to certain conditions, including, among others, the completion of the Debt Financing or alternative financing, the approval of 2/3 of the Company's disinterested stockholders, the expiration or termination of waiting periods under applicable antitrust laws and a successful tender for at least 51% of the Company's outstanding 8-7/8% senior subordinated notes.

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     The foregoing description of the Merger Agreement, the Contribution and
Voting Agreement and the Press Release are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit
2.1 and incorporated herein by reference, the Contribution and Voting Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, the Guarantee Agreement, a copy of which is attached hereto as
Exhibit 99.2 and incorporated herein by reference, and the Press Release, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits
       2.1     Agreement and Plan of Merger dated as of February 23, 2001
       99.1    Contribution and Voting Agreement dated as of February 23, 2001
       99.2    Guarantee Agreement dated as of February 23, 2001
       99.3    Press Release dated February 24, 2001


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2001                        CB RICHARD ELLIS SERVICES, INC.


                                               By   /s/ Walter V. Stafford
                                                  ------------------------------
                                                       Walter V. Stafford
                                                       General Counsel


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